Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
REQUIRED BY RULE 13a-14(b) or RULE 15d-14(b)
AND SECTION 906 OF THE SARBANES-OXLEY ACT
OF 2002, 18 U.S.C. SECTION 1350
In connection with the Quarterly Report of Clearwire Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William T. Morrow, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ WILLIAM T. MORROW William T. Morrow
Chief Executive Officer
Clearwire Corporation
May 6, 2010